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                                                                    EXHIBIT 3.89


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                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CHANCELLOR MERGER CORP.", FILED IN THIS OFFICE ON THE SIXTH DAY OF APRIL, A.D. 1998, AT 3:30 O'CLOCK P.M.



         [DELAWARE SECRETARY'S OFFICE SEAL]  /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9014816
                                             DATE: 04-06-98

2880824 8100
981132036
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                          CERTIFICATE OF INCORPORATION
                                       OF
                            CHANCELLOR MERGER CORP.

     FIRST: The name of the corporation is Chancellor Merger Corp.

     SECOND: The address of the corporations's registered office in the State of Delaware is: 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is: The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), and the par value of each of such shares is $.01.

     FIFTH: The name and mailing address of the incorporator is:

            Jennifer Ciano
            1001 Pennsylvania Ave. N.W.
            Washington, D.C. 20004

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the directors are expressly authorized to adopt, amend and repeal the by-laws of the corporation.

     SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

     EIGHTH: The corporation reserves the right to amend, alter, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     NINTH: Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as the same now exists or may be hereafter amended. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the rights of any individual referred to in this Article NINTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

     TENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary


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duty as a director. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.



     Dated: April 6, 1998



                                              /s/ Jennifer Ciano
                                              ----------------------------
                                              Jennifer Ciano, Incorporator


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